EXHIBIT 32.2

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of OnScreen Technologies, Inc. (the "Company"), on Form 10-QSB of the quarter ended June 30, 2004, I hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The quarterly report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

OnScreen Technologies, Inc.


By: /s/ Mark R. Chandler                Dated this 16th day of August 2004
    -----------------------------
    Mark R. Chandler
    COO/CFO